UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 17, 2014

CAPITAL ONE FUNDING, LLC

ON BEHALF OF

CAPITAL ONE MASTER TRUST

(Issuing Entity in respect of the COMT Collateral Certificate)

AND

CAPITAL ONE MULTI-ASSET EXECUTION TRUST*

(Issuing Entity in respect of the Notes)

(Exact name of registrant as specified in its charter)

Virginia	333-189293, 333-189293-01, 333-189293-02	54-2058720
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

140 East Shore Drive Room 1071-B Glen Allen, Virginia	23059
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code (804) 290-6959

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-22 under the Exchange Act (17 CFR 240.14a-22)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

*	In accordance with relevant regulations of the Securities and Exchange Commission, the depositor files annual and other reports with the Commission on behalf of Capital One Multi-asset Execution Trust and Capital One Master Trust under the Central Index Key (CIK) number (0001163321) for Capital One Multi-asset Execution Trust.

Section 8 – Other Events.

Item 8.01.	Other Events.

On September 16, 2014, Moody’s Investors Service, Inc. (“Moody’s”) released an update to its global methodology for rating credit card and revolving consumer loan asset-backed securities that could result in ratings action with respect to certain subordinate notes (the “Notes”) issued by the Capital One Multi-asset Execution Trust (the “Issuing Entity”). Capital One Funding, LLC, in its role as depositor of the Issuing Entity (the “Depositor”), intends to provide additional credit enhancement for the Notes that we expect will address the concerns giving rise to the potential Moody’s ratings action identified above.

Any actions taken by the Depositor to provide this additional credit enhancement could require affirmation of the current ratings from all rating agencies currently rating the Notes, and the Depositor cannot guarantee that such affirmations will be forthcoming or that modifications to the Notes will occur as indicated herein or that such modifications will occur within a specified timeframe. None of the Issuing Entity, the Depositor, Capital One Bank (USA), National Association or their affiliates have any obligation to provide additional credit enhancement, now or at any time in the future, or to restore the original rating of any notes with respect to which a rating may be changed or withdrawn in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL ONE FUNDING, LLC
Acting solely in its capacity as depositor of Capital One Master Trust and Capital One Multi-asset Execution Trust

By:	/s/ Eric Bauder
Name:	Eric Bauder
Title:	Assistant Vice President

September 17, 2014